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                                                                  EXHIBIT 10.7

Logo here of Centillium Technology

46824 LAKEVIEW BLVD
FREMONT, CA 94538
TEL 510 445 1640
FAX 510 445 1639
                         COOPERATION AGREEMENT BETWEEN
                       CENTILLIUM TECHNOLOGY CORPORATION
                                      AND
                       SUNGMI TELECOM ELECTRONICS., LTD

     This Cooperation Agreement (this "Agreement") is effective as of March 2nd, 1998 (the "Effective Date") by and between Centillium Technology Corporation, a California corporation, having its principal place of business at 46824 Lakeview Blvd, Fremont, Ca 94538, United States of America ("Centillium"), and Sungmi Telecom Electronics Co., Ltd. a Korean Corporation with offices at 621-3, Bakdal-Dong, Manan-Ku, Anyang-Shi, Kyunggido, 430-030, Korea ("Sungmi").

                                - WITNESSETH -

     WHEREAS, Centillium has expertise in the area of telecommunications integrated circuits, including those which utilize multilevel modulation techniques to enable high speed communications over copper, also known as Digital Subscriber Line (xDSL) Technology; and

     WHEREAS, Sungmi has expertise in the area of telecommunications systems and associated technologies; and

     WHEREAS, the parties hereto believe that each will derive benefits from a business relationship in which they will work cooperatively to define an integrated circuit solution for the copper interface portion of transmission systems (the "Interface Devices"); and

     WHEREAS, Centillium will be in a position to provide Sungmi with early models, system support, and loop environment engineering support in exchange for Sungmi's commitment to use Centillium as its preferred vendor of the Interface Devices for as long as Centillium Maintains competitive pricing; and

     WHEREAS, the parties hereto wish to set forth in this Agreement the guidelines of their cooperation.

     NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

1  Overall Objective of Cooperation

  (a) The objective of this cooperation is for both companies to work together in developing the proper "Interface Device" technologies and systems that can significantly develop the broadband telecommunications market. The first phase of this activity includes product definition and joint marketing to telco customers.

  (b) Each of the parties hereto will act in a commercially reasonable fashion to provide the resources necessary to accomplish the objectives set forth in this Agreement. Each of the parties hereto acknowledge and agrees that there are substantial technical,
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financial and commercial risks associated with a development activity of this type and, therefore, that neither of the parties hereto can guarantee that any of the development activities described in this Agreement or any subsequent activities to be described in any future agreements will be completed successfully.

  (c) Both parties agree that the future phases of this agreement may include the product development phase, and production phase. Both parties will work together to develop a detail agreement covering the relationship agreement between the two companies for future phases.

2.  Scope of Cooperation
The parties' cooperation will be conducted in phases:
     (a)  Phase 1. Product Definition Phase

            (i)   The parties hereto will jointly approve specifications for an integrated circuit solution for the Interface Devices.
            (ii)  The parties hereto will co-market the resultant solution to the end customers (e.g., telcos).

     (b)  Phase 2: Prototyping Phase

            (i) Sungmi will evaluate Centillium's first prototype of the Interface Devices. Centillium will provide evaluation boards to the Sungmi for this evaluation. Sungmi will provide a written report on the evaluation. Sungmi agrees to provide additional evaluation reports throughout the period of this Agreement as subsequent iterations of the Interface Devices are prototyped and forwarded to Sungmi for evaluation. Prototypes of second and/or future iterations of the Interface Devices will be provided free of charge unless they are custom iterations for Sungmi in which case Centillium may charge a fee to be mutually agreed upon by the parties hereto.

     (c)  Phase 3: Pre-production and Production Phase

            (i) Sungmi will supply written acknowledgment that the Interface Devices meet all the specifications listed in the Product Specification agreed to by the parties. Upon acceptance of the Interface Devices and upon acceptance of Centillium's pricing, Sungmi will provide Centillium with a requirements forecast of its delivery requirements covering the next twelve month period for the Interface Devices to be purchased from Centillium.
            (ii) Sungmi will also assist Centillium in establishing standards utilizing its modulation schemes and will support Centillium's documentation efforts for the Interface Devices. If Centillium produces devices based upon such standards, Centillium will provide Sungmi with access to such devices (e.g., alpha and beta test site) prior to the general
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               commercial release of such devices.

        (iii) Sungmi and Centillium agree that reasonable standard commercial terms and conditions will apply to the sale of all devices to Sungmi.

3. Payments

     (a) Following the execution of this Agreement, Sungmi will pay Centillium a non-recurring engineering (NRE) charge of US$215,000 to offset costs associated with Centillium's development of the Interface Devices, Development of the evaluation boards for the Central Office (CO) and customer premise Modem. Application support as well as limited special loop plant modeling that may be requested by Sungmi. The US$215,000 payment shall be made according to the following schedule:

            (i)     US$115,000 upon the signing of the Agreement
            (ii) US$100,000 upon delivery of the prototype devices and the evaluation board for the CO and the customer premise modem.

     (b)       Taxes
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               (i)  Taxes Generally. All taxes, charge, customs including but
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     not limited to duties charged in connection with concluding this agreement and its fulfillment on the territory of the United States of America will be paid by Centillium. All other taxes, charge, customs including but not limited to duties charged in connection with the concluding of this agreement and its fulfillment will be paid by Sungmi.

               (ii) Withholding Taxes. All payments by Sungmi shall be made free
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     and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to Centillium shall be the sole responsibility of Sungmi. Sungmi shall provide Centillium with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by Centillium to establish that such taxes have been paid.

4. Technology Ownership and Licenses

     (a) Nothing herein will be constructed as an express or implied license (under patents or otherwise) of any kind.

     (b) Centillium will have exclusive right to design and market Devices and any improvements of modifications thereto resulting from the activities of this Agreement.

     (c) Any information disclosed by Sungmi to Centillium under this Agreement with respect to direct support of the Devices (i.e., with respect to
                                               ----
characterization and performance of the Devices) may be freely used by Centillium for the purpose of
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implementation of design and implementation of manufacturing and supporting
Devices sold to Centillium's customers, and other substantially similar activities; the restrictions with regard to Confidential Information set forth in Section 4 hereof will not apply to the specific information set forth above but will apply to all other Sungmi information.

5.  Confidential Information and Non-Disclosure

      Any technical information and other business information disclosed hereunder by either party hereto to the other will be held in strict confidence by the receiving party from the date of disclosure until three years after the date this agreement expires or terminates, using the same degree of care as the receiving party uses for its own information of a similar kind, and will not be transferred or divulged to any third-party or any employee who does not have the requisite need to know. For purposes of interpreting this Agreement, employees of Sungmi's affiliates, divisions or subsidiaries do not have the requisite need to know to obtain access to Centillium confidential information disclosed to Sungmi hereunder. Such confidentiality obligation will not apply to portions of such technical information and other business information, if any, (a) which were previously known to the other party hereto free of any confidentiality obligation, (b) which are or become known to the public, provided that such public knowledge is not attributable to a breach of this Agreement by the other party hereto, (c) which the furnishing party explicitly agrees in writing need not be kept confidential (either in this Agreement or separately), or (d) which are received by the other party hereto rightfully from a third-party without a restriction on disclosure. Further, Centillium agrees not to disclose to any other party any of the specifics of Sungmi's system testing and results that might specifically indicate a problem related to such system. However, if the Devices are modified by Centillium to remedy a system problem, Centillium may disclose such test imformation as may be necessary to support such modified Devices, to the extent that such disclosure coincides with the availability of the Modified Devices.

6.    Intellectual Property Indemnification

      (a)   Limited Indemnity.  Sungmi agrees that Centillium has the right to
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defend, or at its option to settle, and Centillium agrees, at its own expense, to defend or at its option to settle, any third party claim, suit or proceeding (collectively, Action) brought against Sungmi alleging any of the Interface Devices infringe any intellectual property rights of any third party in existence as of the effective date of this Agreement, subject to the limitations hereinafter set forth. Centillium shall have sole control of any such Action or settlement negotiations, and Centillium agrees to pay, subject to the limitations hereinafter set forth, any final judgement entered against Sungmi on such issue in any such Action defended by Centillium. Sungmi agrees that Centillium will be relieved of the foregoing obligations unless Sungmi notifies Centillium in writing of such Action within five (5) days after becoming aware of such action, gives Centillium authority to proceed as contemplated herein, and gives Centillium proper and full information and assistance to settle and/or defend any such Action. If it is adjudicatively determined, or if Centillium believes, that any of the Interface Devices, or any part thereof, infringe any
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intellectual property rights of any third party, or if the sale of use of the
Interface Devices, or any part thereof, is, as a result, enjoined, then Centillium may, at its election, option and expense. (i) procure for Sungmi the right under such intellectual property rights to sell or use, as appropriate, the Interface Devices or such part thereof; (ii) replace the Interface Devices, or part thereof, with other noninfringing suitable products or parts; (iii) suitably modify the Interface Devices or part thereof; or (iv) remove the Interface Devices, or part thereof, terminate distribution or sale thereof and refund the payments paid by Sungmi for such Interface Devices less a reasonable amount for use and damage. Centillium shall not be liable for any costs or expenses incurred without its prior written authorization, or for any installation costs of any replaced Interface Devises.

     (b)  Limitations. Notwithstanding the provisions of Section 6(a) above,
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Centillium assumes no liability for infringement claims arising from (i)
combination of the Interface Devices or portions thereof with other devices not provided by Centillium if such infringement would not have occurred but for such combination, or (ii) the modification of the Interface Devices or portions thereof unless such modification was made or authorized by Centillium, when such infringement would not have occurred but for such modification.

     (c)  Disclaimer.  Centillium's liability arising out of or relating to this
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Section 6 shall not exceed the aggregate amounts paid by Sungmi to Centillium for the allegedly infringing Products that are the subject of the infringement claim. The foregoing provisions of the Section 6 state the entire liability and obligation of Centillium and the exclusive remedy of Sungmi with respect to any alleged infringement of any intellectual property rights by the Products or any part thereof.

     (d)  Limitation of Liability. In no event shall Centillium's liability
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arising out of or relating to this Agreement exceed the aggregate amounts paid by Sungmi to Centillium hereunder, including but not limited to liability under
Section 6. In no event shall either party be liable for lost profits, cost of procurement of substitute goods, or any other special, reliance, incidental, or consequential damages, however caused and under any theory of liability whether based in contract, tort (including negligence), products liability, or otherwise. The foregoing limitations shall apply regardless of whether such party has been advised of the possibility of such damages and notwithstanding the failure of essential purpose of any limited remedy stated herein.

7.   Term

        This Agreement will expire Four (4) years after the Effective Date unless extended in writing by mutual parties.

8.   Governing Law

        The construction, interpretation and performance of this Agreement will be governed by the laws of the State of California without reference to its conflict of laws and principals. The United Nations Convention on Contracts for the International Sale of
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Goods will not apply to the sale of Devices hereunder.

9.   Entire Agreement

        This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to its subject matter. It merges all discussions between them and voids and replaces each and every other agreement or understanding which may heretofore have existed between Centillium and Sungmi regarding such subject matter. Notwithstanding the foregoing, the Nondisclosure Agreement between the parties hereto, dated September 1997, as amended, will be deemed incorporated herein by reference, provided that each party hereto will be permitted to use any information disclosed thereunder to the extent permitted in this Agreement.

10.  Publicity

        (a) Neither party hereto will disclose the existence or content of this Agreement without the other's prior written consent, which will not be unreasonably withheld. Each party will submit to the other all proposed publicity material relating to the disclosure of this Agreement or the relationship of the parties hereto.

        (b) This Section 10 will not prohibit disclosure by a party if such disclosure is required by a court of competent jurisdiction, law or regulation.

        IN WITNESS WHEREOF, each of Centillium Technology Corporation and Sungmi have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year first above written.



Centillium Technology Corp.        Sungmi Telecom Electronics Co., Ltd.
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By /s/ Faraj Aalaei                By /s/ S. S. Lee
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Name Faraj Aalaei                  Name Sung Seop Lee
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Title V.P. Marketing               Title Managing Director
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